EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (on Form S-8 Nos. 333-99629, 333-69706, and 333-112322; Form S-3 No. 333-112323) of SEQUENOM, Inc., of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of Sequenom, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 11, 2005